Exhibit (a)(1)(E)

The New York Times—7.65” x 21” 1429 Georgeson Inc. MayaType LLC (203) 659-0088 Description: WH Topco, L.P.—Tender File: 1429-WHPGlobal 02/24/2026 Proof 5 4 3 This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares (as defined below). The Offer (as defined below) is being made only by the Offer to Purchase, dated February 26, 2026 (the “Offer to Purchase”) and the related Letter of Transmittal, as each may be amended or supplemented from time to time, and is being made to all holders of Shares. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS WHERE APPLICABLE LAWS OR REGULATIONS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF PURCHASER (AS DEFINED BELOW) BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION TO BE DESIGNATED BY PURCHASER. Notice of Offer to Purchase Up to 2,222,222 Shares of Common Stock of Lands’ End, Inc. at $45.00 per share in cash, without interest and less any applicable tax withholding LEWHP, LLC a wholly owned indirect subsidiary of WH Topco, L.P. (d/b/a WHP Global) LEWHP, LLC, a Delaware limited liability company (“Purchaser”) and a wholly owned indirect subsidiary of WH Topco, L.P., a Delaware limited partnership (“WHP Global”) (d/b/a WHP Global), is offering (the “Offer”) to purchase up to 2,222,222 of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Lands’ End, Inc., a Delaware corporation (“Lands’ End”), in exchange for $45.00 per Share in cash, without interest and less any applicable tax withholding (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively, the “Offer Materials”). Tendering stockholders who are holders of record of their Shares and who tender directly to Computershare Trust Company, N.A., the depositary for the Offer (in such capacity, the “Depositary”), will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Section 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer. Stockholders who hold their Shares through a broker, dealer, commercial bank, trust company or other nominee should consult such broker, dealer, commercial bank, trust company or other nominee as to whether it charges any service fees or commissions. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON MARCH 26, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED. The Offer is being made pursuant to a Membership Interest Purchase Agreement, dated as of January 26, 2026 (as it may be amended from time to time, the “Purchase Agreement”), by and among Lands’ End, Lands’ End Direct Merchants, Inc., a Delaware corporation and wholly owned subsidiary of Lands’ End, Purchaser, WH Borrower, LLC, a Delaware limited liability company and wholly owned subsidiary of WHP Global, and WHP Global. Pursuant to the Purchase Agreement, Purchaser agreed to commence the Offer to purchase up to 2,222,222 Shares (the “Offer Cap”) from the stockholders of Lands’ End at the Offer Price in connection with the Transactions (as defined in the Offer to Purchase). Under no circumstances will interest be paid on the purchase price for the Shares accepted for payment in the Offer, including by reason of any extension of the Offer or any delay in making payment for the Shares. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the satisfaction of the conditions set forth in Section 15 of the Offer to Purchase, including, among others, the requirement that the closing of the Transactions occurs substantially concurrently with the closing of the Offer. Purchaser will not close the Offer unless the Transactions are closed substantially concurrently therewith. There is no financing condition to the Offer or the Transactions. For the avoidance of doubt, the Offer will not close, and no payment for tendered Shares will be made, until after the Expiration Time has passed and all Offer Conditions have been satisfied or waived. If the closing of the Transactions is delayed beyond April 2, 2026, Purchaser expects to extend the Offer (subject to the Outside Date on October 26, 2026) for such period(s) as necessary for the Offer and the Transactions to close substantially concurrently. The Offer will not close unless the Transactions close. The term “Expiration Time” means one minute past 11:59 p.m., Eastern Time, on March 26, 2026, unless the expiration of the Offer is extended to a subsequent date in accordance with the terms of the Purchase Agreement, in which case the term “Expiration Time” means such subsequent time on such subsequent date. The Purchase Agreement does not provide for a “subsequent offering period” in accordance with Rule 14d-11 under the Exchange Act. If more than 2,222,222 Shares are validly tendered prior to the Expiration Time, and not properly withdrawn, Purchaser will, upon the terms and subject to the conditions of the Offer, purchase 2,222,222 Shares on a pro rata basis (with adjustments to avoid purchases of fractional shares) based upon the number of Shares validly tendered by the Expiration Time and not properly withdrawn. All Shares not accepted for payment will be returned to the stockholder or, in the case of tendered Shares delivered by book-entry transfer, credited to the account at the book-entry transfer facility from which the transfer had previously been made, promptly after the expiration or termination of the tender offer in each case, in accordance with the procedure described in Section 2 of the Offer to the Purchase. The Purchase Agreement contains provisions that govern the circumstances under which Purchaser is required or permitted to extend the Offer. Specifically, the Purchase Agreement provides that: (i) if, at any scheduled Expiration Time, any Offer Condition is not satisfied and has not been waived by the party that is entitled to waive such condition pursuant to the Purchase Agreement, Purchaser shall extend the Offer for one or more periods of time of up to ten business days per extension; and (ii) Purchaser will extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC, the staff thereof or law applicable to the Offer. In each case, Purchaser shall not be required to extend the Offer beyond the Outside Date on October 26, 2026, unless there is a pendency of any action or proceeding brought by a party to the Purchase Agreement for specific performance of the Purchase Agreement. Purchaser expressly reserves the right, in its sole discretion, to waive any Offer Condition or modify the terms of the Offer, in whole or in part, including the Offer Price, except that Lands’ End’s prior written consent is required for Purchaser to: (i) reduce the Offer Price or change the form of consideration payable in the Offer, (ii) change or modify the Offer Cap, (iii) add, change or modify any Offer Conditions (other than any waiver of an Offer Condition), (iv) extend or otherwise change the expiration date of the Offer other than in accordance with the Purchase Agreement, or (v) amend, modify or supplement any of the other terms of the Offer in any manner that is adverse to the stockholders of Lands’ End. Any extension, delay, termination or amendment of the Offer will be followed promptly by a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., Eastern Time, on the business day after the previously scheduled Expiration Time. Without limiting the manner in which Purchaser may choose to make any public announcement, Purchaser intends to make announcements regarding the Offer by issuing a press release and making any appropriate filing with the SEC. Purchaser is not providing for guaranteed delivery procedures. Therefore, Lands’ End stockholders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of The Depository Trust Company (“DTC”), which end earlier than the Expiration Time. Normal business hours of DTC are between 8:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday. Lands’ End stockholders must tender their Shares in accordance with the procedures set forth in the Offer to Purchase and the related Letter of Transmittal prior to the Expiration Time. Tenders received by the Depositary after the Expiration Time will be disregarded and of no effect. For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered to Purchaser and not validly withdrawn as, if and when Purchaser gives oral or written notice to the Depositary of Purchaser’s acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the Offer Price for such Shares with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from Purchaser and transmitting such payments to tendering stockholders whose Shares have been accepted for payment. If Purchaser extends the Offer, is delayed in its acceptance of Shares for payment or is unable to accept Shares for payment pursuant to the Offer for any reason, then, without prejudice to Purchaser’s rights under the Offer and the Purchase Agreement, the Depositary may retain tendered Shares on Purchaser’s behalf, and such Shares may not be withdrawn except to the extent that tendering stockholders are entitled to withdrawal rights as described in Section 4 of the Offer to Purchase. However, Purchaser’s ability to delay the payment for Shares that it has accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires Purchaser to pay the consideration offered or return the securities deposited by or on behalf of stockholders promptly after the termination or withdrawal of the Offer. Under no circumstances will Purchaser pay interest on the Offer Price for Shares accepted for payment in the Offer, including by reason of any extension of the Offer or any delay in making such payment. Purchaser will accept for payment and pay for Shares pursuant to the Offer only after timely receipt by the Depositary of (i) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer or a tender through DTC’s Automated Tender Offer Program (“ATOP”), an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), (ii) to the extent the Shares are not already held with the Depositary, the certificates evidencing such Shares (the “Share Certificates”) or confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (such a confirmation, a “Book-Entry Confirmation”) pursuant to the procedures set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares,” and (iii) any other documents required by the Letter of Transmittal or the Depositary, in each case prior to the Expiration Time. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Time. Thereafter, tenders are irrevocable, except that if Purchaser has not accepted your Shares for payment within 60 days of commencement of the Offer, you may withdraw them at any time after April 27, 2026, the 60th day after commencement of the Offer, until Purchaser accepts your Shares for payment. For a withdrawal of Shares to be effective, the Depositary must timely receive a written notice of withdrawal at one of its addresses set forth on the back cover of the Offer to Purchase. Any notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the names in which the Share Certificates are registered, if different from the person who tendered such Shares. The signature(s) on the notice of withdrawal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Security Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act (each, an “Eligible Institution” and collectively, “Eligible Institutions”), unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry transfer as set forth in Section 3 of the Offer to Purchase, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Shares. If Share Certificates representing the Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such Share Certificates, the name of the holder(s) of record and the serial numbers shown on such Share Certificates must also be furnished to the Depositary. Withdrawals of tenders of Shares may not be rescinded and any Shares validly withdrawn will be deemed not validly tendered for purposes of the Offer. Withdrawn Shares may, however, be retendered by following one of the procedures for tendering Shares described in Section 3 of the Offer to Purchase at any time prior to the Expiration Time. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in its sole discretion, which determination will be final and binding on all parties, subject to the rights of holders of Shares to challenge such determination with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of any such court. Purchaser reserves the absolute right to reject any and all tenders determined by Purchaser not to be in proper form or the acceptance for payment of which may, in Purchaser’s opinion, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to Purchaser’s satisfaction. None of Purchaser, WHP Global or any of their respective affiliates or assigns, the Depositary, Georgeson LLC (the “Information Agent”) or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Subject to the terms of the Purchase Agreement and the rights of holders of Shares to challenge any interpretation with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of any such court, Purchaser’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. The information required to be disclosed by paragraph (d)(1) of Rule 14d-6 of the General Rules and Regulations under the Exchange Act is contained in the Offer to Purchase and is incorporated herein by reference. The Offer to Purchase and the related Letter of Transmittal contain important information, and Lands’ End’s stockholders should read both carefully and in their entirety before making a decision with respect to the Offer. Questions or requests for assistance may be directed to the Information Agent at the address and telephone numbers listed below. Copies of this Offer to Purchase, the related Letter of Transmittal and any other materials related to the Offer are available free of charge at www.sec.gov. Printed copies or additional electronic copies of the Offer to Purchase, the related Letter of Transmittal and other materials related to the Offer may be obtained at no cost to stockholders from the Information Agent upon request. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance. Neither WHP Global nor Purchaser will pay any fees or commissions to any broker, dealer, commercial bank, trust company or to any other person (other than to the Depositary and the Information Agent) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Information Agent for the Offer is: Georgeson LLC 51 West 52nd Street, 6th Floor New York, NY 10019 Shareholders, Banks and Brokers Call Toll Free: 866-946-2345 Outside U.S. and Canada: 283-224-9035 Via Email: landsend@georgeson.com February 26, 2026